                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              THE MEXICO FUND, INC.
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               (Name of Registrant as Specified In Its Charter)

                              THE MEXICO FUND, INC.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

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Final Fight Letter-Version 4-draft #6  2/27/2002  Prepared by Morrow & Co., Inc.
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[MEXICO FUND GRAPHIC APPEARS HERE] The Mexico Fund, Inc.


                                                               February 27, 2002

                                IMPORTANT UPDATE

Dear Fellow Shareholder:


We wanted to take this opportunity to update you with regard to your Fund's proposed share repurchase policy. As you may recall, we are asking shareholders to adopt a share repurchase policy that would require the Fund to periodically offer to repurchase at least 5% of its shares on an annual basis in-kind at no less than 98% of net asset value (NAV) (Proposal 3 on the enclosed proxy card).

   Board Announces Intention to Offer to Repurchase 20% of the Fund's Shares
   -------------------------------------------------------------------------

As part of our continuing efforts to increase shareholder value, your Board announced today its intention to offer to repurchase 20% of the Fund's outstanding shares at no less then 98% of net asset value during the first twelve months of operation of its proposed in-kind repurchase policy. An in-kind share repurchase offer for 10% of the Fund's outstanding shares would commence as soon as practicable following the approval by shareholders and the Securities and Exchange Commission (SEC) of the Fund's proposed in-kind repurchase policy. The Fund intends to make a second in-kind repurchase offer for an additional 10% of the Fund's outstanding shares six months following the completion of the first repurchase offer under the Fund's proposed in-kind repurchase policy.

                 Fund Sees Significant Progress with SEC Review
                 ----------------------------------------------

The Fund also is pleased to announce that it has filed with the SEC amendment number 1 to its exemptive application seeking regulatory authority to conduct the in-kind share repurchases that are the subject of the in-kind repurchase policy. This filing reflects the Fund's understanding that it has responded to comments received from the staff of the SEC and indicates significant progress in the SEC's review and consideration of the application. Although the Fund has received and responded to the comments of the staff of the SEC, the Fund can provide no assurance regarding the SEC's final decision and its timing.

     Your Board of Directors unanimously recommends you vote the WHITE Proxy
               Card FOR Proposals 1, 2 & 3 and AGAINST Proposal 4.

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Final Fight Letter-Version 4-draft #6  2/27/2002  Prepared by Morrow & Co., Inc.
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You may have recently received proxy material from Laxey Partners Ltd. seeking your vote at next week's annual meeting to elect two new directors and terminate the agreement between the Fund and its investment adviser. We urge you not to return any Gold proxies to Laxey. We believe that Laxey does not represent the interests of all shareholders, and that its agenda poses substantial risk to your Fund and the initiatives your Board is putting in place

                          Your Board is Taking Action!
                          ----------------------------

On February 26th, your Board announced its intention to offer to repurchase 20% of the Fund's outstanding shares at no less than 98% of net asset value during the first twelve months of operation of its proposed in-kind repurchase policy. While Laxey talks about exploring a plan at some point in the future, your Board is already moving forward with your Fund's in-kind repurchase policy.

            Your Board has a plan; Laxey wants to "explore methods."
            --------------------------------------------------------

Laxey wants shareholders to elect two new directors and terminate the agreement between the Fund and its investment adviser. Only then, after months of critical delay, Laxey says that their new directors and new adviser can start the process
                                                           ---------
to "...explore methods to offer Stockholders at least 98% of NAV..."

                        Don't Put Your Fund in Jeopardy.
                        --------------------------------

We believe Laxey's proposed agenda poses substantial risk to your Fund and the initiatives your Board has already put in place. Please consider the following:

o The implementation of the in-kind repurchase policy could be hindered.
  ----------------------------------------------------------------------
  We believe that implementation of the in-kind repurchase policy (Proposal 3) could be hindered by the replacement of the current adviser as it would require a new adviser to become conversant with the procedural and regulatory matters unique to the in-kind structure.

o Your Fund could be forced to operate without an adviser for a period of time.
  -----------------------------------------------------------------------------
  At this point, there is no logic to Laxey's proposal to terminate the investment advisory agreement. Under Laxey's proposal, the Fund would be required to terminate the investment advisory agreement with the Fund's adviser within 60 days and find a replacement. Given the unique nature of the Fund and the short period of time allowed to find a replacement, it is possible that your Fund may not find a qualified replacement. The result is more delay and no benefit. We believe this could put your Fund at risk and shows that Laxey lacks business judgement if it is willing to put your Fund in such a position.

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Final Fight Letter-Version 4-draft #6  2/27/2002  Prepared by Morrow & Co., Inc.
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                    Vote the WHITE Proxy to Support Your Fund

                   Please Discard any Gold Proxy Sent by Laxey

This is a critical time in your Fund's history. We have taken significant steps to reduce the discount, more completely align the interests of our investment adviser with those of our fellow shareholders, and enhance performance through a new non-diversified structure.

We urge you to support your Board and not allow the Laxey Group to disrupt the new initiatives introduced by your Fund's Board and your investment adviser. We urge you to sign and return the enclosed WHITE proxy card today.

Thank You for Your Support,



Your Board of Directors

--------------------------------------------------------------------------------

                                   Important!
                                   ----------

1. Regardless of how many shares you own, your vote is very important. Please
                                          ---------------------------
   sign, date and mail the enclosed WHITE prox card.

2. Please vote each WHITE proxy card you receive since each account must be
   ---------------------------------
   voted separately. Only your latest dated proxy counts.

3. We urge you NOT to sign any Gold proxy card sent to you by Laxey.
               -------------------------------


  If you have any questions on how to vote your shares, please call our proxy solicitor:

                      MORROW & CO., INC at (800) 607-0088.

--------------------------------------------------------------------------------

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                                                                WHITE PROXY CARD

                             THE MEXICO FUND, INC.

            Proxy Solicited on Behalf of the Board of Directors for
                         Annual Meeting of Shareholders

     The undersigned shareholder of The Mexico Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints Jose Luis Gomez Pimienta and Sander M. Bieber and each of them proxies of the undersigned, with full power of substitution, to vote and act in the name and stead of the undersigned at the Annual Meeting of Shareholders of the Fund, to be held at 30 Rockefeller Plaza, 23rd Floor, New York, NY, 10112, on March 7, 2002 at 2:00 P.M., New York City time, and at any and all adjournments thereof, according to the number of votes the undersigned would be entitled to cast if personally present.

     The shares represented by this proxy will be voted in accordance with instructions given by the shareholder, but if no instructions are given, this proxy will be voted in favor of proposals 1, 2 and 3 against proposal 4 as set forth in this proxy.

     The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned. The undersigned acknowledges receipt of the Proxy Statement dated January 23, 2002.

                          (Continued on reverse side)

--------------------------------------------------------------------------------

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                             THE MEXICO FUND, INC.

                                  March 7, 2002

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
A [X]  Please mark your
       votes as in this
       example

             This proxy/voting instruction card will be voted FOR proposals 1, 2 and 3 if no choice is specified.
                             The Board of Directors recommends a vote FOR proposals 1, 2 and 3.


                      FOR   WITHHELD                                                                        FOR    AGAINST   ABSTAIN
1. Election of the   [_]    [_]         Nominees:                       2. Approval of addition of a        [_]      [_]       [_]
   nominees listed                          Juan Gallardo T.               performance fee component
   at right to serve                        Emilio Carrillo Gamboa         to the Fund's investment
   as members of                                                           advisory fee.
   the Fund's Board of Directors, as Class III
   Directors, for a term expiring in 2005 and until                     3. Approval of adoption of a        [_]      [_]       [_]
   their successors are elected and qualified:                             share repurchase policy
                                                                           requiring the Fund, on a
For, except as marked to the contrary below:                               periodic basis, to offer
                                                                           to repurchase in-kind Fund
______________________________________________                             shares at no less than 98%
                                                                           of net asset value.


                                                                        This proxy/voting instruction card will be voted AGAINST
                                                                        proposal 4 if no choice is specified.

                                                                        The Board of Directors recommends a vote AGAINST proposal 4.

                                                                                                            FOR    AGAINST   ABSTAIN
                                                                        4. To consider a shareholder        [_]      [_]       [_]
                                                                           proposal that the shareholders
                                                                           of the Fund recommend that the
                                                                           Board of Directors expedite the
                                                                           process to convert the Fund to
                                                                           an open-end investment management
                                                                           company.

                                                                        5. In the discretion of the above named proxy holders, such other business as may properly come before the Meeting
                                                                           or any adjournment thereof.


SIGNATURE(s)________________________________________   DATED_________________

SIGNATURE(s)________________________________________

TITLE:__________________________________________

NOTE: Please sign, date and return promptly. Signature(s) should be exactly as name or names appear on proxy. If shares are held jointly, each holder should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full name.
--------------------------------------------------------------------------------